Exhibit 99.1

             ResCare Reports Second Quarter 2007 Results


    LOUISVILLE, Ky.--(BUSINESS WIRE)--Aug. 6, 2007--ResCare, Inc.
(NASDAQ: RSCR), the nation's leading provider of residential, training, therapeutic, educational and support services for people with disabilities and special needs, today announced results for the second quarter and six months ended June 30, 2007.

    Second Quarter 2007 Financial Highlights

    Revenues for the second quarter of 2007 increased 13% over the prior year period to a record $363.0 million. Income from continuing operations was $10.3 million, or $0.31 per diluted common share, compared with $10.2 million, or $0.31 per diluted common share, in the same period of 2006. EBITDA for the second quarter of 2007 was $25.8 million versus $25.4 million in the prior year. Diluted loss per common share from discontinued operations was $0.01 in each of the quarters ended June 30, 2007 and 2006.

    Share-based compensation for the second quarter of 2007 was approximately $2.8 million, or $0.05 per diluted common share, compared with $0.4 million, or $0.01 per diluted common share, in the same period of 2006. The Company's effective income tax rates were 36.7% and 39.5% in the second quarters of 2007 and 2006, respectively. The higher rate in 2006 was due to the delay in the extension of work opportunity tax credits until December 2006.

    Ralph Gronefeld, ResCare president and chief executive officer said, "We are pleased with our performance in the second quarter and past six months. We continue to integrate complementary acquisitions, completing eight transactions in our Community Services Group so far this year."

    "At the end of the first quarter, we completed the acquisition of Kelly Home Care Services by our Community Services Group. The integration is proceeding on schedule," said Gronefeld. "Our focus now is on systems integration and rebranding Kelly Home Care Services to ResCare HomeCare. We expect Kelly to have a positive impact on our results in the second half of 2007. We were also pleased with the contract awards and renewals received by our Employment Training Services Group during the quarter."

    Gronefeld added, "Looking ahead, we are on target to achieve our growth objectives for 2007. The acquisition marketplace is positive and valuations are reasonable. ResCare's reputation and emphasis on quality service remain distinguishing advantages. We have a number of opportunities in our pipeline that gives us the ability to be selective, and the reimbursement climate in the aggregate continues to be reasonably stable as many states are showing improved fiscal performance. Against this background, we remain optimistic for 2007."

    2007 Guidance

    The Company is confirming its 2007 guidance for diluted earnings per common share in the range of $1.24 to $1.28 on projected revenues of approximately $1.43 billion.

    A listen-only simulcast and replay of ResCare's second quarter 2007 conference call will be available on-line at www.rescare.com and www.earnings.com on August 7, 2007, beginning at 9:00 a.m. Eastern Time.

    ResCare, founded in 1974 and based in Louisville, Kentucky, provides services in 37 states, Washington, D.C., Puerto Rico and Canada. ResCare's services include residential, therapeutic, job training and educational supports to people with developmental or other disabilities; education and training to young people in the Job Corps program; one-stop employment and training services for people experiencing barriers to employment; and supports to older people in their homes. More information is available at www.rescare.com.

    From time to time, ResCare makes forward-looking statements in its public disclosures, including statements relating to expected financial results, revenues that might be expected from new or acquired programs and facilities, its development and acquisition activities, reimbursement under federal and state programs, financing plans, compliance with debt covenants and other risk factors, and various trends favoring downsizing, de-institutionalization and privatization of government programs. In ResCare's filings under the federal securities laws, including its annual, periodic and current reports, the Company identifies important factors that could cause its actual results to differ materially from those anticipated in forward-looking statements. Please refer to the discussion of those factors in the Company's filed reports. Statements related to expected financial results are as of this date only, and ResCare does not assume any responsibility to update these statements.


                            RESCARE, INC.
                    Unaudited Financial Highlights
                (In thousands, except per share data)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Income Statement Data:
Revenues                       $363,023  $322,356  $701,518  $634,667
Facility and program expenses
 (1)                            326,923   287,386   629,757   566,081
                               --------- --------- --------- ---------
    Facility and program
     contribution                36,100    34,970    71,761    68,586
Corporate general and
 administrative (1)              15,112    13,826    30,102    27,578
                               --------- --------- --------- ---------
  Operating income               20,988    21,144    41,659    41,008
Interest expense, net             4,763     4,363     9,189     8,663
                               --------- --------- --------- ---------
  Income from continuing
   operations before income
   taxes                         16,225    16,781    32,470    32,345
Income tax expense                5,946     6,631    11,900    12,779
                               --------- --------- --------- ---------
  Income from continuing
   operations                    10,279    10,150    20,570    19,566
Loss from discontinued
 operations, net of taxes          (123)     (277)     (262)   (2,479)
                               --------- --------- --------- ---------

Net income                       10,156     9,873    20,308    17,087
Net income attributable to
 preferred shareholders           1,467     1,465     2,934     2,554
                               --------- --------- --------- ---------
Net income attributable to
 common shareholders           $  8,689  $  8,408  $ 17,374  $ 14,533
                               ========= ========= ========= =========

Basic earnings per common
 share:
  From continuing operations   $   0.31  $   0.31  $   0.63  $   0.61
  From discontinued operations    (0.00)    (0.01)    (0.01)    (0.08)
                               --------- --------- --------- ---------
    Basic earnings per common
     share                     $   0.31  $   0.30  $   0.62  $   0.53

Diluted earnings per common
 share:
  From continuing operations   $   0.31  $   0.31  $   0.62  $   0.60
  From discontinued operations    (0.01)    (0.01)    (0.01)    (0.08)
                               --------- --------- --------- ---------
    Diluted earnings per
     common share              $   0.30  $   0.30  $   0.61  $   0.52
                               ========= ========= ========= =========

Weighted average number of
 common shares:
  Basic                          28,180    27,613    28,143    27,373
  Diluted                        28,499    28,108    28,495    27,934

EBITDA (2)                     $ 25,847  $ 25,403  $ 51,185  $ 49,129
------------------------------

(1) We recorded share-based compensation expense of $2.8 million and $4.4 million for the three months and six months ended June 30, 2007, respectively. Of the $2.8 million for the three months ended June 30, 2007, we included $1.7 million in corporate general and administrative expenses and $1.1 million in facility and program expenses. Of the $4.4 million recorded for the six months ended June 30, 2007, we included $2.5 million in corporate general and administrative expenses and $1.9 million in facility and program expenses. We recorded share-based compensation expense of $445,000 and $689,000 for the three months and six months ended June 30, 2006, respectively, all of which were included in corporate general and administrative expenses.

(2) EBITDA is defined as income from continuing operations before depreciation and amortization, net interest expense and income taxes. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA are significant components in understanding and assessing financial performance. Management routinely calculates and presents EBITDA because it believes that EBITDA is useful to investors and is commonly used as an analytical indicator within the industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements under certain covenants contained in the Company's credit agreement. A reconciliation of income from continuing operations to EBITDA is included elsewhere in this release.


                            RESCARE, INC.
              Unaudited Financial Highlights (continued)
                            (In thousands)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Reconciliation of Income from
 Continuing Operations to
 EBITDA:
Income from continuing
 operations                    $  10,279 $  10,150 $  20,570 $  19,566
Add: Interest, net                 4,763     4,363     9,189     8,663
     Depreciation and
      amortization                 4,859     4,259     9,526     8,121
     Income tax expense            5,946     6,631    11,900    12,779
                               --------- --------- --------- ---------
EBITDA                         $  25,847 $  25,403 $  51,185 $  49,129
                               ========= ========= ========= =========

                                                   June 30,  Dec. 31,
                                                     2007      2006
                                                   --------- ---------
Balance Sheet Data:
ASSETS
Cash and cash equivalents                          $   3,338 $   5,541
Accounts receivable, net                             204,800   197,711
Other current assets                                  35,701    33,039
                                                   --------- ---------
Total current assets                                 243,839   236,291
Property and equipment, net                           78,047    75,606
Goodwill                                             402,605   375,494
Other assets                                          46,811    41,840
                                                   --------- ---------
                                                   $ 771,302 $ 729,231
                                                   ========= =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                $ 131,968 $ 126,371
Other long-term liabilities                           51,176    45,494
Long-term debt                                       208,535   205,889
Shareholders' equity                                 379,623   351,477
                                                   --------- ---------
                                                   $ 771,302 $ 729,231
                                                   ========= =========


                            RESCARE, INC.
              Unaudited Financial Highlights (continued)
                            (In thousands)

                                                    Six Months Ended
                                                        June 30,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Cash Flow Data:
Net income                                         $ 20,308  $ 17,087
Adjustments to reconcile net income to cash
 provided by operating activities:
   Depreciation and amortization                      9,543     8,255
   Amortization of discount on convertible sub
    notes                                               537       467
   Impairment charges                                   332     1,110
   Deferred income taxes                              2,530       960
   Excess tax benefits from share-based
    compensation                                     (1,291)   (2,063)
   Provision for losses on accounts receivable        2,934     2,909
   Share-based compensation                           4,372       689
   (Gain) loss on sale of assets                       (111)      132
   Changes in operating assets and liabilities       (3,773)  (25,053)
                                                   --------- ---------
      Cash provided by operating activities          35,381     4,493
                                                   --------- ---------
Cash flows from investing activities:
   Proceeds from sale of assets                         381        --
   Net redemptions of short-term investments             --    27,650
   Purchases of property and equipment              (11,160)   (8,029)
   Acquisitions of businesses                       (30,338)  (89,154)
                                                   --------- ---------
      Cash used in investing activities             (41,117)  (69,533)
                                                   --------- ---------
Cash flows from financing activities:
   Net (repayments) borrowings of long-term debt       (963)   48,097
   Proceeds from sale and leaseback transactions      1,669     2,651
   Debt issuance costs                                   --      (408)
   Excess tax benefits from share-based
    compensation                                      1,291     2,063
   Proceeds received from exercise of stock
    options                                           1,536     5,789
                                                   --------- ---------
      Cash provided by financing activities           3,533    58,192
                                                   --------- ---------
   Decrease in cash and cash equivalents           $ (2,203) $ (6,848)
                                                   ========= =========


                            RESCARE, INC.
              Unaudited Financial Highlights (continued)
                        (Dollars in thousands)

                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                              2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
Segment Data:
Revenues:
   Community Services      $266,893   $221,821   $511,502   $433,788
   Job Corps Training
    Services                 40,873     39,492     82,552     79,329
   Employment Training
    Services                 49,522     55,286     96,183    110,504
   Other                      5,735      5,757     11,281     11,046
                           ---------- ---------- ---------- ----------
   Consolidated            $363,023   $322,356   $701,518   $634,667
                           ========== ========== ========== ==========

Operating Income:
   Community Services      $ 26,343   $ 25,267   $ 54,739   $ 49,535
   Job Corps Training
    Services                  4,032      4,120      8,110      8,382
   Employment Training
    Services                  4,365      4,424      7,435      8,861
   Other                      1,360      1,159      1,477      1,808
   Corporate general and
    administrative          (15,112)   (13,826)   (30,102)   (27,578)
                           ---------- ---------- ---------- ----------
   Consolidated            $ 20,988   $ 21,144   $ 41,659   $ 41,008
                           ========== ========== ========== ==========

Operating Margin:
   Community Services           9.9%      11.4%      10.7%      11.4%
   Job Corps Training
    Services                    9.9%      10.4%       9.8%      10.6%
   Employment Training
    Services                    8.8%       8.0%       7.7%       8.0%
   Other                       23.7%      20.1%      13.1%      16.4%
   Corporate general and
    administrative             (4.2%)     (4.3%)     (4.3%)     (4.3%)
   Consolidated                 5.8%       6.6%       5.9%       6.5%



    CONTACT: ResCare, Inc.
             David W. Miles, 502-394-2137
             Chief Financial Officer
             or
             Derwin A. Wallace, 502-420-2567
             Director of Investor Relations